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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


INVESTOR CONTACT:                           PRESS CONTACT:
Ed Malysz                                   Sue Ellen Schaming
E-Stamp Corporation                         Blanc and Otus
650-919-7500                                415-856-5129
ed.malysz@estmcorp.com                      sschaming@blancandotus.com


        E-STAMP CORPORATION ANNOUNCES SECOND QUARTER 2001 RESULTS

MOUNTAIN VIEW, CALIF., -- AUGUST 2, 2001 -- E-Stamp Corporation (Nasdaq: ESTM) today announced its results for the second quarter ended June 30, 2001.

SECOND QUARTER 2001 RESULTS

For the second quarter ended June 30, 2001, E-Stamp reported net income of $0.6 million, or $.02 per share, derived primarily from a gain on disposal of discontinued operations of $2.1 million, income from discontinued operations of $0.9 million, and a loss from continuing operations of $2.4 million. The gain on disposal of discontinued operations was attributable to the sale of E-Stamp's Internet postage intellectual property to Stamps.com and the sale of its Digital Shipper business to DataTrak Technologies of California. As of June 30, 2001, E-Stamp's cash and cash equivalents were approximately $17 million.

"During the second quarter, we were able to efficiently wrap-up our existing business operations in the e-logistics and Internet postage fields," said Robert
(Bo) Ewald, President and CEO of E-Stamp Corporation. "We are well positioned to move forward with our pending merger with Learn2.com in the coming months and proceed with the next chapter of our business."

E-STAMP MOVES TO OTC BULLETIN BOARD

E-Stamp also announced that its securities will be eligible to trade on the Over-the-Counter (OTC) Bulletin Board effective with the open of business on August 2, 2001. The Nasdaq Listing Qualifications Panel determined to delist E-Stamp's securities based on E-Stamp's failure to maintain a minimum bid price of $1.00 per share. The Panel previously granted E-Stamp an exception to continue trading on The Nasdaq National Market while the company implemented its compliance plan. On August 1, 2001, the Panel denied E-Stamp's request for an extension of the exception. E-Stamp intends to appeal the Panel's decision.

E-Stamp and Learn2.com intend to move forward with their pending merger. Nasdaq also notified Learn2.com that its securities would be delisted from The Nasdaq National Market.

MERGER WITH LEARN2.COM

On April 20, 2001, E-Stamp announced that it had entered into a merger agreement to acquire online learning provider, Learn2.com. Under the terms of the merger agreement, E-Stamp expects to issue between 0.457 and 0.485 of a share of E-Stamp common stock for every share of Learn2.com common stock held by Learn2.com shareholders. Upon consummation of the merger, current E-Stamp shareholders will hold approximately 50.1% of E-Stamp, current Learn2.com shareholders will hold approximately 33.23% of E-Stamp, and the holder of Learn2.com's $10 million convertible debenture will hold approximately 16.67% of E-Stamp.



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Following the merger, E-Stamp intends to focus on the growing online learning market. E-Stamp expects that the merger will close by the end of September 2001.

ADDITIONAL INFORMATION

Additional information regarding the proposed merger is set forth in E-Stamp's Form S-4 Registration Statement (Amendment No. 2) filed with the Securities and Exchange Commission on July 27, 2001. E-Stamp's Form S-4 Registration Statement can be viewed at E-Stamp's Investor Relations website at www.estmcorp.com. The Form S-4 Registration Statement has not been declared effective by the Securities and Exchange Commission.

E-Stamp and Learn2 expect to mail a Joint Proxy Statement/ Prospectus to their stockholders containing information about the merger after the Registration Statement is declared effective by the Securities and Exchange Commission. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/ Prospectus carefully.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements under the federal securities laws about the appeal of NASDAQ's decision to delist E-Stamp's securities and the pending merger between E-Stamp and Learn2.com, including statements concerning the completion of the merger, the expected exchange ratio in the merger and growth of the online learning market. These forward looking statements are subject to significant risks and uncertainties, and actual results may differ materially from those described in such statements as a result of a number of factors. Investors are also encouraged to read the "Risk Factors" Section in E-Stamp's Form S-4 Registration Statement and in the Form 10-Q/A for E-Stamp and the Form 10-Q for Learn2, each for the quarter ended March 31, 2001, which are on file with the Securities and Exchange Commission.